                                                                     Exhibit 8.1

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982



March 19, 2002


Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania  15258

RE:      Mellon Residential Funding Corporation
         Registration Statement on Form S-3
         (File No. 333-67192)
         ---------------------------------------------

Ladies and Gentlemen:

We have acted as special counsel for Mellon Residential Funding Corporation, a Delaware Corporation ("the Company") in connection with the public offering of approximately $159,181,100 aggregate principal amount of Mellon Residential Funding Corporation Mortgage Pass-Through Certificates, Series 2002-TBC1 (the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (No. 333-67192) (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Prospectus dated November 15, 2001 and the Prospectus Supplement dated March ___, 2002 the Certificates will be issued pursuant to the provisions of a Pooling and Servicing Agreement dated as of March 1, 2002 (the "Pooling and Servicing Agreement") among the Company, as depositor, Boston Safe Deposit and Trust Company, as seller and master servicer, Mellon Bank, N.A., as standby purchaser, and Wells Fargo Bank Minnesota, National Association, as trustee.

We have examined a form of the Pooling and Servicing Agreement, a form of the Certificates, and a form of the Prospectus and Prospectus Supplement referred to above. We also have examined such other documents, papers, statutes and authorities as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents submitted to us.

On the basis of the foregoing, we are of the opinion that the information in the Prospectus Supplement under the caption "Federal Income Tax Considerations," and in the Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof.

Except as provided below, this opinion is solely for the benefit of the addressee hereof and may not be relied upon in any manner by any other person or entity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus Supplement, and to the filing of this opinion as an exhibit to an application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP

                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982




                                                                    212-806-6640



March 19, 2002

VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Mellon Residential Funding Corporation
         MRFC Mortgage Pass-Through Trust, Series 2002-TBC1
         Mortgage Pass-Through Certificates, Series 2002-TBC1
         Current Report on Form 8-K
         ----------------------------------------------------

Ladies and Gentlemen:

On behalf of Mellon Residential Funding Corporation and MRFC Mortgage Pass-Through Trust, Series 2002-TBC1, we transmit herewith for filing under the Securities Exchange Act of 1934, as amended, a Current Report on Form 8-K, including the exhibits thereto.

Please acknowledge receipt of this transmission by notifying the person indicated in the "Notify" line in the submission header of the above-referenced filing.

Very truly yours,

/s/ Robert Wipperman

Robert Wipperman